UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2017

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4
(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On August 31, 2017, the Board of Directors (the “Board”) of EastGroup Properties, Inc. (the “Company”) increased the size of the Board from nine to ten members and elected Donald F. Colleran to fill the newly created position on the Board. Mr. Colleran will serve as an independent director. No committee assignment has yet been made.
Mr. Colleran is Executive Vice President, Chief Sales Officer of FedEx Corporation (NYSE: FDX). Mr. Colleran joined FedEx in 1989 where he has served in a variety of leadership roles including Executive Vice President, Global Sales of FedEx Services from July 2006 through December 2016.
There are no arrangements or understandings between Mr. Colleran and any other persons pursuant to which Mr. Colleran was appointed a director of the Company. There are no transactions in which Mr. Colleran has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Colleran will receive compensation for his service on the Board of Directors in accordance with the Company’s Compensation Program for Non-Employee Directors.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 31, 2017

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood
Executive Vice President, Chief Financial Officer and
Treasurer